Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-271938) and Form F-3 (Nos. 333-271063, 333-278409 and 333-281798) of Oculis Holding AG of our report dated March 11, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Pully, Switzerland

March 11, 2025